As filed with the Securities and Exchange Commission on May 29, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

United States Short Oil Fund, LP
(Exact name of registrant as specified in its charter)

Delaware	20-2939256
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California	94502
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units of United States Short Oil Fund, LP	NYSE Arca Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-152386

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of the Registrant's Securities to be Registered

The securities to be registered hereby are units of United States Short Oil Fund, LP (“USSO”).  The description of the units contained in the sections entitled “The Units,” “Who is the General Partner?,” “What is the Plan of Distribution?” and “U.S. Federal Income Tax Considerations” in the Prospectus included in USSO’s Registration Statement on Form S-1 (File No. 333-152386) filed with the Securities and Exchange Commission on July 17, 2008 as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.                      Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	USSO’s Form S-1 Registration Statement, as amended (Registration No. 333-152386), filed with the Securities and Exchange Commission on July 17, 2008 (incorporated herein by reference).
2	Form of Amended and Restated Agreement of Limited Partnership, incorporated herein by reference to Exhibit 3.3 to USSO’s Form S-1 Registration Statement filed on January 23, 2009.
3	Certificate of Limited Partnership of the Registrant, incorporated herein by reference to Exhibit 3.1 to USSO’s Form S-1 Registration Statement filed on July 17, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 29, 2009	United States Short Oil Fund, LP

	By:	United States Commodity Funds LLC
its General Partner

	By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1	USSO’s Form S-1 Registration Statement, as amended (Registration No. 333-152386), filed with the Securities and Exchange Commission on July 17, 2008 (incorporated herein by reference).
2	Form of Amended and Restated Agreement of Limited Partnership, incorporated herein by reference to Exhibit 3.3 to USSO’s Form S-1 Registration Statement filed on January 23, 2009.
3	Certificate of Limited Partnership of the Registrant, incorporated herein by reference to Exhibit 3.1 to USSO’s Form S-1 Registration Statement filed on July 17, 2008.